Exhibit 99.1

NEWS RELEASE

WellPoint Launches Cash Tender Offers for $600 Million Aggregate Principal Amount of Outstanding Notes

Indianapolis, Ind., July 30, 2013 –WellPoint, Inc. (“WellPoint”) announced today the commencement of cash tender offers for $600 million aggregate principal amount of its outstanding notes, in each case at a purchase price determined in accordance with the procedures of a modified “Dutch Auction.” The offers (the “Offers”, and each an “Offer”) will be comprised of:

•	an Offer (the “First Tranche Offer”) to purchase up to $300 million (subject to increase, the “First Tranche Tender Cap”) aggregate principal amount of the “First Tranche Notes” set forth in the table below; and

•	an Offer (the “Second Tranche Offer”) to purchase up to $300 million (subject to increase, the “Second Tranche Tender Cap” and together with the First Tranche Tender Cap, the “Tender Caps”) aggregate principal amount of the “Second Tranche Notes” set forth in the table below.

WellPoint also announced today the launch of its public offering of its 5-year and 30-year notes (the “New Notes”). The New Notes offering is expected to close on or about August 6, 2013, subject to customary closing conditions. Each Offer is conditioned on the closing and issuance of the New Notes yielding gross proceeds to us of at least the aggregate amount of the Tender Caps, which condition may be waived, with respect to either Offer, at our option.

Title of Notes	CUSIP Numbers	Principal Amount Outstanding (millions)	Early Tender Payment(1)	Acceptable Bid Spread Range (1) (2)		Reference U.S. Treasury Security	Bloomberg Reference Page
				Minimum Spread (bps)	Base Spread (bps)
First Tranche Notes
5.875% Notes due 2017	94973VAM9	$700.0	$30.00	75	105	0.625% U.S. Treasury Notes due May 31, 2017	PX5
7.000% Notes due 2019	94973VAR8	$600.0	$30.00	80	110	2.750% U.S. Treasury Notes due February 15, 2019	PX6
Second Tranche Notes
5.950% Notes due 2034	94973VAH0 94973VAD9	$500.0	$30.00	113	133	3.125% U.S. Treasury Notes due February 15, 2043	PX1
5.850% Notes due 2036	94973VAL1	$900.0	$30.00	113	133	3.125% U.S. Treasury Notes due February 15, 2043	PX1
6.375% Notes due 2037	94973VAN7	$800.0	$30.00	103	123	3.125% U.S. Treasury Notes due February 15, 2043	PX1
5.800% Notes due 2040	94973VAT4	$300.0	$30.00	121	141	3.125% U.S. Treasury Notes due February 15, 2043	PX1

(1)	Per $1,000 principal amount of Notes accepted for purchase. We will also pay accrued and unpaid interest to, but not including, the applicable Settlement Date (defined below).
(2)	Includes the applicable Early Tender Payment (defined below).

The terms and conditions of the Offers are described in the offer to purchase dated July 30, 2013 (the “Offer to Purchase”) and the related letter of transmittal (the “Letter of Transmittal” and, together with the Offer to Purchase, the “Offer Documents”).

The Offers will expire at 11:59 p.m., New York City time, on August 26, 2013, unless extended or earlier terminated by WellPoint (such date and time with respect to an Offer, as the same may be extended or earlier terminated, the “Expiration Time”). Holders must validly tender and not properly withdraw their Notes at or prior to 5:00 p.m., New York City time, on August 12, 2013, unless extended by WellPoint (such date and time with respect to an Offer, the “Early Tender Time”), in order to be eligible to receive the applicable Full Tender Offer Consideration (defined below), which includes the applicable early tender payment set forth in the table above (the “Early Tender Payment”). Holders that validly tender their Notes after the applicable Early Tender Time and at or prior to the applicable Expiration Time for an Offer will not be eligible to receive the Early Tender Payment and will only be eligible to receive the applicable Late Tender Offer Consideration. The price determination time for the Offers will be 11:00 a.m., New York City time, on August 12, 2013, unless extended by WellPoint. In each case, Holders that validly tender Notes that are accepted for purchase by WellPoint will receive accrued and unpaid interest from, and including, the last interest payment date to, but not including, the Settlement Date for such Notes, in each case rounded to the nearest cent (“Accrued Interest”). Notes validly tendered may be withdrawn at any time on or prior to 5:00 p.m., New York City time, on August 12, 2013, unless extended by WellPoint (such date and time with respect to an Offer, as the same may be extended, the “Withdrawal Deadline”), but not thereafter.

Acceptance of Notes with respect to each Offer is subject to proration if such Offer is oversubscribed. If any Notes are purchased in an Offer, Notes tendered at or prior to the applicable Early Tender Time will be accepted for purchase in priority to other Notes tendered in the same Offer after the applicable Early Tender Time. Accordingly, if the First Tranche Tender Cap or Second Tranche Tender Cap is reached in respect of tenders made at or prior to the applicable Early Tender Time, no First Tranche Notes or Second Tranche Notes, respectively, that are tendered after the applicable Early Tender Time will be accepted for purchase.

Following the applicable Early Tender Time and prior to the applicable Expiration Time, WellPoint may, but is not obligated to, with respect to any Offer, elect to accept the Notes validly tendered at or prior to the applicable Early Tender Time, provided that all conditions to such Offer have been satisfied or waived by WellPoint and settle such Notes at such time or promptly thereafter (such date of settlement with respect to an Offer, the “Early Settlement Date”). The “Final Settlement Date” with respect to an Offer is the date that WellPoint settles all Notes not previously settled on the applicable Early Settlement Date, if any, and WellPoint expects such date to be one business day following the applicable Expiration Time. The Early Settlement Date is expected to be August 13, 2013, and the Final Settlement Date is expected to be August 27, 2013, in each case subject to change without notice. WellPoint refers to each of the Early Settlement Date and the Final Settlement Date as a “Settlement Date.”

Capitalized terms used in this press release and not defined herein have the meanings given to them in the Offer to Purchase.

BofA Merrill Lynch and Deutsche Bank Securities are acting as dealer managers for the Offers. For additional information regarding the terms of the Offers, please contact: BofA Merrill Lynch at 888-292-0070 (toll-free) or 980-683-3215 (collect) or Deutsche Bank Securities at 866-627-0391 (toll-free) or 212-250-2955 (collect). Requests for the Offer Documents may be directed to D.F. King & Co., Inc., which is acting as the Tender Agent and Information Agent for the Offers, at 212-269-5550 or 800-488-8095 (toll-free).

THIS PRESS RELEASE IS FOR INFORMATIONAL PURPOSES ONLY AND IS NOT AN OFFER OR SOLICITATION TO PURCHASE NOTES. THE OFFERS TO PURCHASE ARE BEING MADE SOLELY PURSUANT TO THE OFFER DOCUMENTS, WHICH SET FORTH THE COMPLETE TERMS OF THE OFFERS THAT HOLDERS OF THE NOTES SHOULD CAREFULLY READ PRIOR TO MAKING ANY DECISION.

THE OFFER DOCUMENTS DO NOT CONSTITUTE AN OFFER OR SOLICITATION TO PURCHASE NOTES IN ANY JURISDICTION IN WHICH, OR TO OR FROM ANY PERSON TO OR FROM WHOM, IT IS UNLAWFUL TO MAKE SUCH OFFER OR SOLICITATION UNDER APPLICABLE SECURITIES OR BLUE SKY LAWS. IN ANY JURISDICTION IN WHICH THE SECURITIES, BLUE SKY OR OTHER LAWS REQUIRE THE OFFERS TO BE MADE BY A LICENSED BROKER OR DEALER, THE OFFERS WILL BE DEEMED TO BE MADE ON BEHALF OF THE OFFEROR BY ANY OR ALL DEALER MANAGERS, IF ONE OR MORE OF THE DEALER MANAGERS ARE LICENSED BROKERS OR DEALERS UNDER THE LAWS OF SUCH JURISDICTION, OR BY ONE OR MORE REGISTERED BROKERS OR DEALERS THAT ARE LICENSED UNDER THE LAWS OF SUCH JURISDICTION.

NEITHER THIS PRESS RELEASE NOR THE OFFER DOCUMENTS CONSTITUTE AN OFFER TO SELL OR SOLICITATION OF AN OFFER TO PURCHASE WITH RESPECT TO ANY DEBT SECURITIES, NOR SHALL THERE BE ANY SALE OF SECURITIES IN ANY STATE OR JURISDICTION IN WHICH SUCH OFFER, SOLICITATION OR PURCHASE WOULD BE UNLAWFUL PRIOR TO THE REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF ANY SUCH JURISDICTION. WELLPOINT HAS FILED A SHELF REGISTRATION STATEMENT (INCLUDING A PROSPECTUS) WITH THE SECURITIES AND EXCHANGE COMMISSION (THE “SEC”) PURSUANT TO WHICH ANY OFFERING OF DEBT SECURITIES REFERRED TO ABOVE WOULD BE MADE. IN CONNECTION WITH THE COMMENCEMENT OF ANY SUCH OFFERING, WELLPOINT WILL FILE A PROSPECTUS SUPPLEMENT WITH THE SEC.

About WellPoint

At WellPoint, we believe there is an important connection between our members’ health and well-being, and the value we bring our customers and shareholders. So each day we work to improve the health of our members and their communities. And, we can make a real difference since we have nearly 36 million people in our affiliated health plans, and nearly 68 million people served through our subsidiaries. As an independent licensee of the Blue Cross and Blue Shield Association, WellPoint serves members as the Blue Cross licensee for California; and as the Blue Cross and Blue Shield licensee for Colorado, Connecticut, Georgia, Indiana, Kentucky, Maine, Missouri (excluding 30 counties in the Kansas City area), Nevada, New Hampshire, New York (as the Blue Cross Blue Shield licensee in 10 New York City metropolitan and surrounding counties and as the Blue Cross or Blue Cross Blue Shield licensee in selected upstate counties only), Ohio, Virginia (excluding the Northern Virginia suburbs of Washington, D.C.), and Wisconsin. In a majority of these service areas, WellPoint’s plans do business as Anthem Blue Cross, Anthem Blue Cross and Blue Shield, Blue Cross and Blue Shield of Georgia and Empire Blue Cross Blue Shield, or Empire Blue Cross (in the New York service areas). We also serve customers in several additional states through our Amerigroup subsidiary and in certain markets through our CareMore subsidiary. Our 1-800 CONTACTS, Inc. subsidiary offers customers online sales of contact lenses, eyeglasses and other ocular products. Additional information about WellPoint is available at www.wellpoint.com.

SAFE HARBOR STATEMENT UNDER THE PRIVATE SECURITIES

LITIGATION REFORM ACT OF 1995

WellPoint and its representatives may from time to time make written and oral forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 (PSLRA), including statements in this press release, in presentations, filings with the Securities and Exchange Commission, or SEC, reports to shareholders and in meetings with analysts and investors. The projections referenced in this press release are forward-looking and they are intended to be covered by the safe harbor for “forward-looking statements” provided by PSLRA. Words such as “expect(s)”, “feel(s)”, “believe(s)”, “will”, “may”, “anticipate(s)”, “intend”, “estimate”, “project” and similar expressions are intended to identify forward-looking statements, which generally are not historical in nature. These statements include, but are not limited to, financial projections and estimates and their underlying assumptions; statements regarding plans, objectives and expectations with respect to future operations, products and services; and statements regarding future performance. Such statements are subject to certain risks and uncertainties, many of which are difficult to predict and generally beyond our control, that could cause actual results to differ materially from those expressed in, or implied or projected by, the forward-looking information and statements. These risks and uncertainties include: those discussed and identified in the public filings that we have made with the SEC; increased government participation in, or regulation or taxation of, health benefits and managed care operations, including, but not limited to, the impact of the Patient Protection and Affordable Care Act and the Health Care and Education Reconciliation Act of 2010; trends in health care costs and utilization rates; our ability to secure sufficient premium rates including regulatory approval for and implementation of such rates; our ability to contract with providers consistent with past practice; our ability to integrate and achieve expected synergies and operating efficiencies in the AMERIGROUP Corporation acquisition within the expected timeframe or at all, as such integration may be more difficult, time consuming or costly than expected, revenues following the transaction may be lower than expected and operating costs, customer loss and business disruption, including, without limitation, difficulties in maintaining relationships with employees, customers, clients and suppliers, may be greater than expected following the transaction; competitor pricing below market trends of increasing costs; reduced enrollment, as well as a negative change in our health care product mix; risks and uncertainties regarding Medicare and Medicaid programs, including those related to non-compliance with the complex regulations imposed thereon and funding risks with respect to revenue received from participation therein; a downgrade in our financial strength ratings; litigation and investigations targeted at our industry and our ability to resolve litigation and investigations within estimates; medical malpractice or professional liability claims or other risks related to health care services provided by our subsidiaries; risks inherent in selling health care products in the consumer retail market; our ability to repurchase shares of our common stock and pay dividends on our common stock due to the adequacy of our cash flow and earnings and other considerations; non-compliance by any party with the Express Scripts, Inc. pharmacy benefit management services agreement, which could result in financial penalties, our inability to meet customer demands, and sanctions imposed by governmental entities, including the Centers for Medicare and Medicaid Services; events that result in negative publicity for us or the health benefits industry; failure to effectively maintain and modernize our information systems and e-business organization and to maintain good relationships with third party vendors for information system resources; events that may negatively affect our licenses with the Blue Cross and Blue Shield Association; possible impairment of the value of our intangible assets if future results do not adequately support goodwill and other intangible assets; intense competition to attract and retain employees; unauthorized disclosure of member sensitive or confidential information; changes in the economic and market conditions, as well as regulations that may negatively affect our investment portfolios and liquidity; possible restrictions in the payment of dividends by our subsidiaries and increases in required minimum levels of capital and the potential negative effect from our substantial amount of outstanding indebtedness; general risks associated with mergers and acquisitions; various laws and provisions in our governing documents that may prevent or discourage takeovers and business combinations; future public health epidemics and catastrophes; and general economic downturns. Readers are cautioned not to place undue reliance on these forward-looking statements that speak only as of the date hereof. Except to the extent otherwise required by federal securities law, we do not undertake any obligation to republish revised forward-looking statements to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events. Readers are also urged to carefully review and consider the various disclosures in our SEC reports.

Source: WellPoint, Inc.

WellPoint Contacts:

Investor Relations

Doug Simpson, 212- 476-1473

Media

Kristin Binns, 917-697-7802